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                                                                    Exhibit 99.2

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         SPEECHWORKS INTERNATIONAL, INC.
   FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _______________, 2003

      The undersigned stockholder of SpeechWorks International, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus each dated ___________, 2003 and hereby appoints Stuart R. Patterson, Richard J. Westelman and W. Robert Kellegrew, Jr., Esq., or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of SpeechWorks International, Inc. to be held on ______________, 2003 at 10:00 a.m., local time at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the record date upon the proposal hereinafter specified, and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

PLEASE MARK VOTES AS IN THIS EXAMPLE. [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

1. To adopt the Agreement and Plan of Reorganization by and among ScanSoft, Inc., Spiderman Acquisition Corporation and SpeechWorks International, Inc., and approve the merger contemplated by the Agreement and Plan of Reorganization.

      FOR [  ] AGAINST [  ] ABSTAIN [  ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.

Signature  __________________________________  Date: _____________

Signature  __________________________________  Date: _____________

Address Change:  _________________________________________________